For Release Oct. 28, 2004	Contacts:
5:00 p.m. EDT	Media: Nancy Ledford
423-229-5264 / nledford@eastman.com
Investors: Greg Riddle
423-229-8692 / griddle@eastman.com

Eastman Announces Third-Quarter 2004 Earnings

KINGSPORT, Tenn., Oct. 28, 2004 - Eastman Chemical Company (NYSE:EMN) today announced earnings of $0.49 per diluted share for third quarter 2004 versus a loss of $4.35 per diluted share for third quarter 2003. Excluding the items described below for both periods, third-quarter 2004 earnings per diluted share were $0.79 compared with third-quarter 2003 earnings per diluted share of $0.26. For reconciliation to reported earnings, see Table 8 in the accompanying third-quarter 2004 financial tables.

Included in third-quarter 2004 earnings were asset impairments and restructuring charges of $42 million and a net deferred tax benefit of $8 million. Third-quarter 2003 results included asset impairments and restructuring charges of $496 million. For additional information, see “Asset Impairments and Restructuring Charges and Net Deferred Tax Benefit” below.

“Despite continued increases in raw material and energy costs, our earnings in the third quarter and first nine months of 2004 confirm the improvements we have made in the company that have strengthened our profitability,” said Brian Ferguson, chairman and CEO. “We are on track for full-year 2004 earnings to be our best since the year 2000.”

(In millions, except per share amounts)	3Q2004	3Q2003
Sales revenue	$1,649	$1,444
Sales revenue excluding restructured, divested and consolidated CASPI product lines*	$1,575	$1,259
Earnings (Loss) per diluted share	$0.49	($4.35)
Earnings per diluted share excluding asset impairments and restructuring charges and a net deferred tax benefit*	$0.79	$0.26
Net cash provided by operating activities	$119	$141

*For reconciliation to reported sales revenue and earnings per diluted share, see Tables 4a and 8 respectively in the accompanying third-quarter 2004 financial tables. Also see “Asset Impairments and Restructuring Charges and Net Deferred Tax Benefit” for additional information.

Operating earnings in third quarter 2004 were $73 million compared with an operating loss of $440 million in third quarter 2003. Excluding asset impairments and restructuring charges for both periods, operating earnings were $115 million in third quarter 2004 compared with $56 million in third quarter 2003. The year-over-year improvement was attributed to higher sales volume, an ongoing focus on more profitable businesses and product lines, and cost reduction efforts. The company also said that increased selling prices were more than offset by historically high raw material and energy costs, which increased year-over-year by over $150 million for key raw materials.

Sales revenue for third quarter 2004 was $1.65 billion, a 14 percent increase over third quarter 2003. The increase in sales revenue was primarily due to higher selling prices and higher sales volume. Third-quarter 2004 and third-quarter 2003 results included sales revenue from restructured, divested and consolidated product lines in the coatings, adhesives, specialty polymers and inks (CASPI) segment. Excluding sales from those product lines for both periods, sales revenue increased by 25 percent and sales volume increased by 13 percent. For reconciliation to reported sales revenue, see Table 4a in the accompanying third-quarter 2004 financial tables.

Division and Segment Results 3Q 2004 versus 3Q 2003

Eastman Division’s third-quarter 2004 external sales revenue increased by 9 percent compared with third quarter 2003 primarily due to higher selling prices and increased sales volume. Third-quarter 2004 and third-quarter 2003 results included sales revenue from restructured, divested and consolidated product lines in the CASPI segment. Excluding sales from those product lines for both periods, Eastman Division’s sales revenue increased by 30 percent and sales volume increased by 20 percent. For reconciliation to reported sales revenue, see Table 4b in the accompanying third-quarter 2004 financial tables.

Third-quarter 2004 operating earnings for Eastman Division were $46 million compared with an operating loss of $466 million in third quarter 2003. Third-quarter 2004 operating earnings included asset impairments and restructuring charges of $37 million. Third-quarter 2003 operating earnings included asset impairments and restructuring charges of $495 million. Excluding those items for both periods, operating earnings increased year-over-year due to an ongoing focus on more profitable businesses and product lines, increased sales volume, higher selling prices and cost reduction efforts that more than offset higher raw material and energy costs.

Coatings, Adhesives, Specialty Polymers and Inks - External sales revenue declined by 15 percent primarily due to the divestiture of certain businesses and product lines on July 31, 2004. Sales revenue for continuing product lines in the segment increased by 20 percent primarily due to an increase in sales volume of 17 percent and higher selling prices. The increase in sales volume for the continuing product lines was attributed to improved end-market demand resulting from strong economic growth, especially in North America.

Third-quarter 2004 operating earnings for the CASPI segment included asset impairments and restructuring charges of $4 million. Third-quarter 2003 operating earnings included asset impairments and restructuring charges of $452 million. Excluding those items in both periods, operating earnings increased substantially year-over-year as a result of the company’s ongoing focus on more profitable businesses and product lines, higher sales volume and selling prices in the continuing product lines, and cost reduction efforts that more than offset higher raw material and energy costs.

Performance Chemicals and Intermediates - External sales revenue increased by 42 percent due to increased sales volume and higher selling prices. The increased sales volume was attributed to improved end-market demand due to strong economic growth and the initiation of long-term supply arrangements with key customers. Third-quarter 2004 and third-quarter 2003 operating earnings included asset impairments and restructuring charges of $30 million and $42 million respectively. Excluding those charges for both periods, operating earnings increased substantially due primarily to higher sales volume, higher selling prices and cost reduction efforts that more than offset higher raw material and energy costs.

Specialty Plastics - External sales revenue increased by 22 percent due primarily to higher sales volume. The higher sales volume was attributed mainly to strong demand for products in new applications, including packaging, eyewear and housewares. Operating earnings increased as a result of higher sales volume and cost reduction efforts that more than offset higher raw material and energy costs.

Voridian Division’s third-quarter 2004 external sales revenue increased by 20 percent year-over-year due primarily to higher selling prices and increased sales volume. Operating earnings increased due to higher sales volume and cost reduction efforts that more than offset higher raw material and energy costs.

Polymers - External sales revenue increased by 23 percent due to higher selling prices and increased sales volume. The increased sales volume was mainly the result of continued strong end-market demand for PET polymers, particularly in North America, driven in part by increased substitution of PET polymers for other materials. Operating earnings increased slightly as higher selling prices and higher sales volume offset particularly high raw material costs, especially for paraxylene and ethylene glycol.

Fibers - External sales revenue increased by 13 percent primarily due to higher sales volume, particularly for acetate tow in Asia and acetyl chemicals. Operating earnings increased as higher sales volume more than offset higher raw material and energy costs.

Developing Businesses Division’s third-quarter 2004 sales revenue was $31 million compared with $21 million for third quarter 2003. Operating results for the division declined due primarily to increased spending for growth initiatives and higher costs associated with the restructuring of Cendian Corporation. The company also recently announced the pending divestiture of Ariel Research Corporation. These actions support the division’s strategy of narrowing its focus to align more closely with the company’s core capabilities.

Asset Impairments and Restructuring Charges and Net Deferred Tax Benefit

During third quarter 2004, Eastman recognized pretax asset impairments and restructuring charges of $42 million. Included in these charges were non-cash asset impairments of $28 million and restructuring charges of $14 million. The non-cash asset impairments primarily related to certain fixed assets in the performance chemicals product lines in the performance chemicals and intermediates segment that are being rationalized due to increased foreign competition. In addition, the company recognized restructuring charges of $14 million primarily related to previously announced employee separation programs and ongoing cost reduction efforts.

The company also recorded a net deferred tax benefit of $8 million to recognize the expected utilization of capital loss carryforwards.

Cash Flow

Eastman generated $119 million in cash from operating activities during the third quarter of 2004, a decrease of $22 million compared with third quarter 2003. In the third quarters of 2004 and 2003, the company made $3 million and $98 million respectively in contributions to its U.S. defined benefit pension plans. The decline in cash from operating activities was primarily due to an increase in accounts receivables resulting from continued strong sales revenue and a decline in accounts payables due to the timing of purchases.

Outlook

Commenting on outlook for the fourth quarter, Ferguson said: “Although fourth quarter is typically our lowest earnings quarter due primarily to seasonality and planned maintenance, we continue to benefit from our actions to improve profitability and strong economic conditions. However, we expect that historically high raw material and energy costs will increase in the fourth quarter from third-quarter levels. Pricing will, therefore, continue to be a key determinant of our profitability. As a result, we expect fourth-quarter 2004 earnings per share excluding any asset impairments and restructuring charges to be within the current First Call analysts’ fourth-quarter 2004 range of estimates, which is $0.42 to $0.63 per share.”

Eastman will host a conference call with industry analysts on Oct.29, 2004, at 8:00 a.m. EDT. To listen to the live webcast of the conference call, go to www.eastman.com , Investors, Event Information, Audio Archives for the link to the live webcast. To listen via telephone, the dial-in number is 913-981-5507, passcode number 555269. A telephone replay will be available continuously from 11:00 a.m. EDT, Oct. 29, to 12:00 a.m. EST, Nov. 5, 2004, at 888-289-0579, passcode number 555269.

Headquartered in Kingsport, Tenn., Eastman manufactures and markets chemicals, fibers and plastics worldwide. The company had 2003 sales of $5.8 billion. To learn more about Eastman and its products, visit  www.eastman.com.

##

Forward-looking Statements: This news release includes forward-looking statements concerning current expectations for future economic and business conditions; raw material and energy costs; company strategies, actions and efforts to control and reduce costs and to increase overall selling prices and improve financial performance; and overall selling prices, sales volume, raw material and energy costs, and earnings for fourth quarter and full-year 2004. Such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from such expectations are and will be detailed in the company’s filings with the Securities and Exchange Commission, including the Form 10-Q filed for second quarter 2004 and the Form 10-Q to be filed for third quarter 2004, available on the Eastman web site at www.eastman.com in the Investors, SEC filings section.

EASTMAN CHEMICAL COMPANY - EMN	October 28, 2004
5:30 PM EDT

FINANCIAL INFORMATION
October 28, 2004

For use in the Eastman Chemical Company Conference Call
at 8:00 AM (EDT), October 29, 2004.

EASTMAN CHEMICAL COMPANY - EMN	October 28, 2004
5:30 PM EDT

TABLE 1 - STATEMENTS OF EARNINGS

	Third Quarter		First Nine Months
(Dollars in millions, except per share amounts)	2004	2003	2004	2003

Sales	$1,649	$1,444	$4,922	$4,366
Cost of sales	1,392	1,244	4,160	3,741
Gross profit	257	200	762	625

Selling and general administrative expenses	107	100	329	308
Research and development expenses	35	44	116	129
Asset impairments and restructuring charges, net	42	462	188	480
Goodwill impairment	--	34	--	34
Other operating income	--	--	--	(20)
Operating earnings (loss)	73	(440)	129	(306)

Interest expense, net	29	30	88	92
Other (income) charges, net	(4)	1	(4)	(5)
Earnings (loss) before income taxes and cumulative effect of changes in accounting principle	48	(471)	45	(393)
Provision (benefit) for income taxes	10	(135)	(71)	(110)
Earnings before cumulative effect of changes in accounting principle	38	(336)	116	(283)
Cumulative effect of changes in accounting principle, net	--	--	--	3
Net earnings (loss)	$38	$(336)	$116	$(280)

Earnings (loss) per share
Basic
Before cumulative effect of changes in accounting principle	$0.50	$(4.35)	$1.51	$(3.66)
Cumulative effect of changes in accounting principle, net	--	--	--	0.04
Net earnings (loss) per share	$0.50	$(4.35)	$1.51	$(3.62)

Diluted
Before cumulative effect of changes in accounting principle	$0.49	$(4.35)	$1.49	$(3.66)
Cumulative effect of changes in accounting principle, net	--	--	--	0.04
Net earnings (loss) per share	$0.49	$(4.35)	$1.49	$(3.62)

Shares (in millions) outstanding at end of period	77.9	77.4	77.9	77.4

Shares (in millions) used for earnings per share calculation
Basic	77.6	77.2	77.4	77.1
Diluted	78.3	77.2	78.1	77.1

EASTMAN CHEMICAL COMPANY - EMN	October 28, 2004
5:30 PM EDT

TABLE 2 - OTHER SALES INFORMATION

	Third Quarter, 2004
(Dollars in millions)	External Sales	Interdivisional Sales	Total Sales
Sales by Division and Segment
Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	$357	$--	$357
Performance Chemicals and Intermediates	371	147	518
Specialty Plastics	164	15	179
Total Eastman Division	892	162	1,054

Voridian Division
Polymers	542	17	559
Fibers	184	22	206
Total Voridian Division	726	39	765

Developing Businesses Division
Developing Businesses	31	106	137
Total Developing Businesses Division	31	106	137

Total Eastman Chemical Company	$1,649	$307	$1,956

	Third Quarter, 2003*
	External Sales	Interdivisional Sales	Total Sales
Sales by Division and Segment
Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	$421	$--	$421
Performance Chemicals and Intermediates	262	120	382
Specialty Plastics	135	14	149
Total Eastman Division	818	134	952

Voridian Division
Polymers	442	14	456
Fibers	163	20	183
Total Voridian Division	605	34	639

Developing Businesses Division
Developing Businesses	21	104	125
Total Developing Businesses Division	21	104	125

Total Eastman Chemical Company	$1,444	$272	$1,716

* Sales revenues for 2003 have been realigned to reflect certain product movements between the CASPI and PCI segments effective in the first quarter 2004.

EASTMAN CHEMICAL COMPANY - EMN	October 28, 2004
5:30 PM EDT

TABLE 2 - OTHER SALES INFORMATION (Continued)

	First Nine Months, 2004
(Dollars in millions)	External Sales	Interdivisional Sales	Total Sales
Sales by Division and Segment
Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	$1,272	$--	$1,272
Performance Chemicals and Intermediates	974	428	1,402
Specialty Plastics	475	40	515
Total Eastman Division	2,721	468	3,189

Voridian Division
Polymers	1,572	50	1,622
Fibers	537	66	603
Total Voridian Division	2,109	116	2,225

Developing Businesses Division
Developing Businesses	92	326	418
Total Developing Businesses Division	92	326	418

Total Eastman Chemical Company	$4,922	$910	$5,832

	First Nine Months, 2003*
	External Sales	Interdivisional Sales	Total Sales
Sales by Division and Segment
Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	$1,274	$--	$1,274
Performance Chemicals and Intermediates	844	360	1,204
Specialty Plastics	417	40	457
Total Eastman Division	2,535	400	2,935

Voridian Division
Polymers	1,306	54	1,360
Fibers	475	60	535
Total Voridian Division	1,781	114	1,895

Developing Businesses Division
Developing Businesses	50	296	346
Total Developing Businesses Division	50	296	346

Total Eastman Chemical Company	$4,366	$810	$5,176

* Sales revenues for 2003 have been realigned to reflect certain product movements between the CASPI and PCI segments effective in the first quarter 2004.

	Third Quarter		First Nine Months
(Dollars in millions)	2004	2003	2004	2003

Sales by Region - External Sales
United States and Canada	$969	$832	$2,784	$2,505
Europe, Middle East, and Africa	333	336	1,137	1,033
Asia Pacific	192	157	562	478
Latin America	155	119	439	350
	$1,649	$1,444	$4,922	$4,366

EASTMAN CHEMICAL COMPANY - EMN	October 28, 2004
5:30 PM EDT

TABLE 3 - OPERATING EARNINGS (LOSS), ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES AND OTHER OPERATING INCOME

	Third Quarter		First Nine Months
(Dollars in millions)	2004	2003**	2004	2003**

Operating Earnings (Loss) by Segment and Certain Items
Eastman Division Segments
Coatings, Adhesives, Specialty Polymers, and Inks
Operating earnings (loss)	$38	$(435)	$44	$(419)
Asset impairments and restructuring charges	4	452	79	455

Performance Chemicals and Intermediates
Operating earnings (loss)	(10)	(43)	10	(34)
Asset impairments and restructuring charges	30	42	37	57

Specialty Plastics
Operating earnings	18	12	14	53
Asset impairments and restructuring charges	3	1	53	1
Other operating income	--	--	--	(20)

Total operating earnings (loss)	$46	$(466)	$68	$(400)
Total asset impairments and restructuring charges	$37	$495	$169	$513
Total other operating income	$--	$--	$--	$(20)

Voridian Division Segments
Polymers
Operating earnings	$3	$2	$11	$56
Asset impairments and restructuring charges	1	1	13	1

Fibers
Operating earnings	44	34	110	95

Total operating earnings	$47	$36	$121	$151
Total asset impairments and restructuring charges	$1	$1	$13	$1

Developing Business Division Segment
Developing Businesses
Operating loss	$(21)	$(13)	$(60)	$(52)
Asset impairments and restructuring charges	4	--	6	--

Total operating loss	$(21)	$(13)	$(60)	$(52)
Total asset impairments and restructuring charges	$4	$--	$6	$--

Eliminations to operating earnings	$1	$3	$--	$(5)

Total Eastman Chemical Company
Total operating earnings (loss)	$73	$(440)	$129	$(306)
Total asset impairments and restructuring charges	$42	$496	$188	$514
Total other operating income	$--	$--	$--	$(20)

** Operating earnings for 2003 have been realigned to reflect certain product movements between the CASPI and PCI segments effective in the first quarter 2004.

EASTMAN CHEMICAL COMPANY - EMN	October 28, 2004
5:30 PM EDT

TABLE 4a- EASTMAN CHEMICAL COMPANY DETAIL OF SALES REVENUE

	First Quarter	Second Quarter	Third Quarter	First Nine Months
(Dollars in millions)	2004	2004	2004	2004

Sales Revenue	$1,597	$1,676	$1,649	$4,922
Less: CASPI restructured, divested, and consolidated product lines (1)	174	193	74	441
Sales revenue - continuing product lines	$1,423	$1,483	1,575	$4,481

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2003	2003	2003	2003	2003

Sales Revenue	$1,441	$1,481	$1,444	$1,434	$5,800
Less: CASPI restructured, divested, and consolidated product lines (1)	174	190	185	170	719
Sales revenue - continuing product lines	$1,267	$1,291	$1,259	$1,264	$5,081

TABLE 4b- EASTMAN DIVISION DETAIL OF SALES REVENUE

	First Quarter	Second Quarter	Third Quarter	First Nine Months
(Dollars in millions)	2004	2004	2004	2004

Sales Revenue	$886	$943	$892	$2,721
Less: CASPI divested/consolidated product lines (1)	174	193	74	441
Sales revenue - continuing product lines	$712	$750	$818	$2,280

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2003	2003	2003	2003	2003

Sales Revenue	$852	$865	$818	$805	$3,340
Less: CASPI divested/consolidated product lines (1)	174	190	185	170	719
Sales revenue - continuing product lines	$678	$675	$633	635	$2,621

(1) These businesses and product lines include acrylate ester monomers, composites (unsaturated polyester resins), inks and graphic arts raw materials, liquid resins, powder resins and textile chemicals divested on July 31, 2004 as well as other restructuring, divestiture and consolidation activities that the Company has completed related to these businesses and product lines.

EASTMAN CHEMICAL COMPANY - EMN	October 28, 2004
5:30 PM EDT

TABLE 5 - CASPI SEGMENT DETAIL OF SALES REVENUE, OPERATING EARNINGS (LOSS) AND ASSET IMPAIRMENTS AND RESTRUCTURING CHARGES

(Dollars in millions)	First Quarter 2004	Second Quarter 2004	Third Quarter 2004	First Nine Months 2004

Sales Revenue
Sales revenue - CASPI restructured, divested, and consolidated product lines (1)	$174	$193	$74	$441
Sales revenue - continuing product lines	265	283	283	831
Total sales revenue	$439	$476	$357	$1,272

Operating Earnings (Loss) and Asset Impairments and Restructuring Charges
Operating loss - CASPI restructured, divested, and consolidated product lines (1) (2)	$(11)	$(72)	$(2)	$(85)
Operating earnings - continuing product lines	41	48	40	129
Total Operating earnings (loss)	$30	$(24)	$38	$44

Asset impairments and restructuring charges - CASPI restructured, divested, and consolidated product lines (1)	5	66	1	72
Asset impairments and restructuring charges - continuing product lines	1	3	3	7
Total asset impairments and restructuring charges	$6	$69	$4	$79

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Twelve Months
(Dollars in millions)	2003	2003	2003	2003	2003

Sales Revenue
Sales revenue - CASPI restructured, divested, and consolidated product lines (1)	$174	$190	$185	$170	$719
Sales revenue - continuing product lines	237	251	236	240	964
Total sales revenue	$411	$441	$421	$410	$1,683

Operating Earnings (Loss) and Asset Impairments and Restructuring Charges
Operating loss - CASPI restructured, divested, and consolidated product lines (1) (2)	$(31)	$(28)	$(464)	$(15)	$(538)
Operating earnings - continuing product lines	28	47	29	32	136
Total Operating earnings (loss)	$(3)	$19	$(435)	$17	$(402)

Other Operating income	$--	$--	$--	$(12)	$(12)
Asset impairments and restructuring charges - CASPI restructured, divested, and consolidated product lines (1)	1	1	449	6	457
Asset impairments and restructuring charges - continuing product lines	1	--	3	1	5
Total asset impairments and restructuring charges	$2	$1	$452	$7	$462

(1) See note (1) to table 4a and 4b
(2) Includes allocated costs consistent with the Company’s historical practices, some of which may remain and could be reallocated to the remainder of the segment and other segments.

EASTMAN CHEMICAL COMPANY - EMN	October 28, 2004
5:30 PM EDT

TABLE 6 - SALES REVENUE CHANGE - EXTERNAL SALES

	Third Quarter, 2004 Compared to Third Quarter, 2003
		Change in External Sales Revenue Due To
	Revenue % Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	(15)%	(19)%	3%	(1)%	2%
Performance Chemicals and Intermediates	42%	24%	18%	(1)%	1%
Specialty Plastics	22%	18%	(1)%	3%	2%
Total Eastman Division	9%	1%	7%	--	1%

Voridian Division
Polymers	23%	5%	15%	1%	2%
Fibers	13%	12%	(2)%	2%	1%
Total Voridian Division	20%	7%	10%	1%	2%

Developing Businesses Division
Developing Businesses	52%	--%	--%	52%	--%
Total Developing Businesses Division	52%	--%	--%	52%	--%

Total Eastman Chemical Company	14%	3%	8%	1%	2%

	First Nine Months, 2004 Compared to First Nine Months, 2003
		Change in External Sales Revenue Due To
	Revenue % Change	Volume Effect	Price Effect	Product Mix Effect	Exchange Rate Effect

Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	--%	(4)%	1%	--%	3%
Performance Chemicals and Intermediates	15%	7%	9%	(2)%	1%
Specialty Plastics	14%	10%	1%	--%	3%
Total Eastman Division	7%	2%	4%	(1)%	2%

Voridian Division
Polymers	20%	11%	6%	--%	3%
Fibers	13%	14%	(3)%	1%	1%
Total Voridian Division	18%	12%	4%	(1)%	3%

Developing Businesses Division
Developing Businesses	84%	--%	--%	84%	--%
Total Developing Businesses Division	84%	--%	--%	84%	--%

Total Eastman Chemical Company	13%	6%	4%	1%	2%

EASTMAN CHEMICAL COMPANY - EMN	October 28, 2004
5:30 PM EDT

TABLE 7 - PERCENTAGE GROWTH IN SALES VOLUME

	Third Quarter, 2004 Compared to
	Third Quarter, 2003
			Total
	External	Interdivisional	Including
	Volume	Volume	Interdivisional

Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	(17)%	--%	(17)%
Performance Chemicals and Intermediates	23%	2%	15%
Specialty Plastics	19%	(1)%	15%
Total Eastman Division	4%	2%	4%

Voridian Division
Polymers	5%	14%	5%
Fibers	12%	9%	10%
Total Voridian Division	6%	10%	7%

Developing Businesses Division
Developing Businesses	--%	--%	--%
Total Developing Businesses Division	--%	--%	--%

Total Eastman Chemical Company	5%

Regional sales volume growth
United States and Canada	9%
Europe, Middle East, and Africa	(12)%
Asia Pacific	6%
Latin America	15%

EASTMAN CHEMICAL COMPANY - EMN	October 28, 2004
5:30 PM EDT

TABLE 7 - PERCENTAGE GROWTH IN SALES VOLUME (Continued)

	First Nine Months, 2004 Compared to
	First Nine Months, 2003
			Total
	External	Interdivisional	Including
	Volume	Volume	Interdivisional

Eastman Division
Coatings, Adhesives, Specialty Polymers, and Inks	(2)%	--%	(2)%
Performance Chemicals and Intermediates	7%	7%	7%
Specialty Plastics	11%	(4)%	8%
Total Eastman Division	4%	7%	4%

Voridian Division
Polymers	10%	(18)%	9%
Fibers	14%	9%	12%
Total Voridian Division	11%	4%	10%

Developing Businesses Division
Developing Businesses	--%	--%	--%
Total Developing Businesses Division	--%	--%	--%

Total Eastman Chemical Company	7%

Regional sales volume growth
United States and Canada	7%
Europe, Middle East, and Africa	1%
Asia Pacific	6%
Latin America	20%

EASTMAN CHEMICAL COMPANY - EMN	October 28, 2004
5:30 PM EDT

TABLE 8 - OPERATING EARNINGS, NET EARNINGS, AND EARNINGS PER SHARE RECONCILIATION

OPERATING EARNINGS, NET EARNINGS, AND NET EARNINGS PER DILUTED SHARE

	Third Quarter 2004
(Dollars in millions)	Operating Earnings	Net Earnings	Net earnings per diluted share

As reported	$73	$38	$0.49

Certain Items:

Asset impairments, restructuring charges, and other operating income	42	31	0.40
Net deferred tax benefit	--	(8)	(0.10)

Excluding certain items	$115	$61	$0.79

	Third Quarter 2003
(Dollars in millions)	Operating Earnings	Net Earnings	Net earnings per diluted share

As reported	$(440)	$(336)	$(4.35)

Certain Items:

Asset impairments and restructuring charges	496	356	4.61

Excluding certain items	$56	$20	$0.26

EASTMAN CHEMICAL COMPANY - EMN	October 28, 2004
5:30 PM EDT

TABLE 9 - STATEMENTS OF CASH FLOWS

	First Nine Months
(Dollars in millions)	2004	2003

Cash flows from operating activities
Net earnings (loss)	$116	$(280)

Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	243	280
Cumulative effect of changes in accounting principles, net	--	(3)
Asset impairments	131	497
Gain on sales of assets	--	(20)
Provision (benefit) for deferred income taxes	(82)	(159)
Changes in operating assets and liabilities:
Increase in receivables	(151)	(48)
Decrease in inventories	9	21
Increase (decrease) in trade payables	10	(52)
Increase (decrease) in liabilities for employee benefits and incentive pay	35	(217)
Other items, net	(10)	27

Net cash provided by operating activities	301	46

Cash flows from investing activities
Additions to properties and equipment	(171)	(159)
Proceeds from sale of assets, net of cash acquired	115	28
Additions to capitalized software	(11)	(11)
Acquisitions, net of cash acquired	(4)	--
Other items, net	(6)	16

Net cash used in investing activities	(77)	(126)

Cash flows from financing activities
Net (decrease) in commercial paper, credit facility and other short-term borrowings	(5)	(88)
Proceeds from long-term borrowings	--	248
Repayment of borrowings	(510)	(5)
Dividends paid to stockholders	(102)	(102)
Other items	14	3

Net cash provided by (used in) financing activities	(603)	56

Net change in cash and cash equivalents	(379)	(24)

Cash and cash equivalents at beginning of period	558	77

Cash and cash equivalents at end of period	$179	$53

EASTMAN CHEMICAL COMPANY - EMN	October 28, 2004
5:30 PM EDT

TABLE 10 - SELECTED BALANCE SHEET ITEMS

(Dollars in millions)	September 30, 2004	December 31, 2003

Current Assets	$1,553	$2,010

Net Properties	3,165	3,419

Other Assets	893	801

Total Assets	$5,611	$6,230

Payables and Other Current Liabilities	$948	$973

Short-term Borrowings	1	504

Long-term Borrowings	2,066	2,089

Other Liabilities	1,557	1,621

Stockholders’ Equity	1,039	1,043

Total Liabilities and Stockholders’ Equity	$5,611	$6,230